EXHIBIT 10.1

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED OR OMITTED.

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EXECUTION VERSION

TERMINATION, RELEASE AND PAYMENT AGREEMENT

(LA PRECIOSA GVR/NSR ROYALTIES AND CONTINGENT PAYMENT)

This Termination Agreement (this “Agreement”) is made and entered into this 23rd day of August, 2025 by and among:

(1) TRR SERVICES UK LIMITED, a private limited company organized under the laws of England and Wales (“TRR UK”);

(2) TRIDENT ROYALTIES LIMITED a private limited company organized under the laws of England and Wales (“Trident”, and together with TRR UK, the “Trident Parties”);

(3) PROYECTOS MINEROS LA PRECIOSA S.A. DE C.V., a Mexican sociedad anónima de capital variable (“La Preciosa”);

(4) LA PRECIOSA SILVER & GOLD MINES LTD., a British Columbia company (“Buyer 1”);

(5) LA LUNA SILVER & GOLD MINES LTD., a British Columbia company (“Buyer 2”); and

(6) AVINO SILVER & GOLD MINES LTD., a British Columbia company (“ASM Parent”, and together with Buyer 1 and Buyer 2, the “Buyer Parties”),

each a “Party” and together, the “Parties”.

WITNESSETH

WHEREAS, the Buyer Parties and La Preciosa (among others) are party to a share purchase agreement dated October 27, 2021 (the “LP SPA”), Section 2.4 of which was varied by assignments dated May 12, 2023 and December 10, 2024;

WHEREAS, TRR UK (as assignee of Coeur Mining, Inc., a Delaware corporation (“Coeur Mining”)), La Preciosa and the Buyer Parties are party to a Gross Value Returns Royalty Agreement dated March 21, 2022 (as amended by an assignment dated May 12, 2023) (the “GVR Agreement”);

WHEREAS, TRR UK (as assignee of Coeur Mining), La Preciosa and the Buyer Parties are party to a Net Smelter Returns Royalty Agreement dated March 21, 2022 (as amended by an assignment dated May 12, 2023) (the “NSR Agreement”);

WHEREAS, TRR UK (as assignee of TRR Services Schweiz AG, a limited company organized under the laws of Switzerland and now liquidated, which was the assignee of Coeur Mining) holds certain Contingent Payment Rights (as defined below) payable by ASM Parent under the LP SPA;

WHEREAS, (i) TRR UK, La Preciosa and the Buyer Parties wish to terminate each of the GVR Agreement and the NSR Agreement; and (ii) TRR UK wishes to release ASM Parent from its obligation to make payment to TRR UK under the Contingent Payment Rights contained in the LP SPA, including waiving all of its rights to enforce such Contingent Payment Rights against ASM Parent, and TRR UK and ASM Parent wish to amend, supplement or modify Section 2.4 of the LP SPA (and the rights, liabilities and obligations in respect thereof) directly with ASM Parent and, if necessary, the other Buyer Parties, to the extent permitted without the consent of Coeur Mining or Coeur La Preciosa Silver Corp., a British Columbia company (“CLPS” and, together with Coeur Mining, the “Coeur Parties”); and

WHEREAS, capitalized terms used herein and not otherwise defined throughout this Agreement shall have the meanings given to such terms in the LP SPA.

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AGREEMENT

NOW THEREFORE, for and in consideration of the promises, mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agreed as follows:

Article I. DEFINITIONS AND INTERPRETATION

Section 1.01 Definitions. For purposes of this Agreement, the following terms shall have the indicated meanings:

(a)	“Claims” has the meaning given to that term in Section 2.01(c) below;

(b)	“Closing Agreement” means the Closing Agreement dated May 12, 2023 among Coeur Mining, the Trident Parties and TRR Services Schweiz AG;

(c)	“Confidential Information” has the meaning given to that term in Section 6.01 below;

(d)	“Contingent Payment Rights” means all the rights under and with respect to Section 2.4 of the LP SPA, consisting of:

(i)

all rights to be paid the Contingent Payment Amount (as defined in the LP SPA) in immediately available funds or a combination of immediately available funds and ASM Common Shares (as defined in the LP SPA);

(ii)

all rights to enforce Section 2.4 of the LP SPA and, solely with respect to the payment obligations under Section 2.4 of the LP SPA, Section 2.2(c) and Section 9.8 of the LP SPA, against ASM Parent, including (x) all rights under Article IX of the LP SPA, solely to the extent the same relate to a breach of any covenant or agreement in Section 2.4 of the LP SPA or a breach of Section 2.2(c) or Section 9.8 of the LP SPA with respect to a payment obligation under Section 2.4 of the LP SPA, and (y) all rights under Article XI of the LP SPA, solely to the extent the same relate to Section 2.4 of the LP SPA or claims under Article IX of the LP SPA with respect to any breach of any covenant or agreement in Section 2.4 of the LP SPA or any breach of Section 2.2(c) or Section 9.8 of the LP SPA with respect to a payment obligation under Section 2.4 of the LP SPA, or disputes related thereto; and

(iii)

all rights to amend, supplement or modify Section 2.4 of the LP SPA directly with ASM Parent and, if necessary, the other Buyer Parties, to the extent permitted without the consent of Coeur Mining or CLPS;

(e)	“Coeur Contingent Payment” has the meaning given to that term in Section 2.05 below;

(f)	“Coeur Contingent Payment Obligation” has the meaning given to that term in Section 2.05 below;

(g)	“Deferred Payment” has the meaning given to that term in Section 2.03(b)(ii) below;

(h)	“Deferred Payment Date” means the date falling on the first (1st) anniversary of the Termination Date (or such other date as ASM Parent and Trident may agree in writing);

(i)	“Indemnified Party” has the meaning given to that term in Section 5.01(a) below;

(j)	“Indemnifying Party” has the meaning given to that term in Section 5.01(a) below;

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(k)	“Initial Payment” has the meaning given to that term in Section 2.03(b)(i) below;

(l)	“Losses” has the meaning given to that term in Section 5.01(a) below;

(m)	“Privilege Holder” has the meaning given to that term in Section 6.01 below;

(n)	“Releasees” has the meaning given to that term in Section 2.01(c) below;

(o)	“Releasors” has the meaning given to that term in Section 2.01(c) below;

(p)	“Relevant Trident Bank Account” means the bank account designated by TRR UK by written notice sent to ASM Parent no less than five (5) Business Days prior to the relevant payment date;

(q)	“Tax Authority” means [***];

(r)	“Tax Assessment” means any assessment, reassessment, notice, demand or other document issued to or action taken by or on behalf of any person (including without limitation a Buyer Party, La Preciosa and a Tax Authority) or any form of self-assessment or self-reassessment from which it appears that the Tax Indemnified Parties or any of them are sought to be made subject to, or might become subject to, or suffer or incur any Tax Liability;

(s)	“Tax Claim” means a claim by a Tax Indemnified Party against a Trident Party under Section 5.02(a);

(t)	“Tax Credit” means a credit against, relief or remission for, payment of, repayment of, or on account of, any Tax;

(u)	“Tax Liability” [***];

(v)	“Taxes” means any and all federal, state, local or foreign taxes imposed by any Governmental Authority responsible for the administration, collection or imposition of any such tax, and any other duties, fees, charges or assessments in the nature of a tax, including all net income, gross income, gross receipts, custom duties, mining rights (derechos mineros), capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, disability, excise, severance, stamp, production, occupation, property, and estimated taxes; and all interest, penalties, fines, additions to tax or additional amounts imposed by such Governmental Authority in connection with any item described;

(w)	“Termination Date” means the date on which the Initial Payment is received in the Trident Bank Account (or such other date as the Parties may agree in writing);

(x)	“Termination Payment” has the meaning given to that term in Section 2.03(a) below; and

(y)	“Trident Bank Account” means [***].

(z)	[***].

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Section 1.02 Interpretation. For purposes of this Agreement, the terms of Section 1.2 (for the purposes of giving effect to the following Sections of Article XI only) and Sections 11.2 (Amendment and Modification), 11.5 (Interpretation), 11.8 (Governing Law), 11.9 (Submission to Jurisdiction), 11.12(a) (Enforcement), 11.13 (Currency), 11.14 (Severability), 11.15 (Waiver of Jury Trial), 11.16 (Counterparts), 11.17 (Facsimile or .pdf signature), 11.18 (Time of Essence), 11.19 (No Presumption Against Drafting Party), 11.20 (Personal Liabilities), and 11.21 (Prevailing Party) in each case of the LP SPA shall apply to this Agreement as if fully contained in this Agreement mutatis mutandis and as if references to “Coeur Mining”, “Acquired Companies”, “Sellers” or “Seller” were to TRR UK.

Article II. TERMINATION AND RELEASES

Section 2.01 Termination of the GVR Agreement and NSR Agreement

(a)

La Preciosa hereby represents and warrants that, as at the Termination Date, the Initial Production Milestone has not yet occurred and therefore, each of TRR UK, La Preciosa and the Buyer Parties hereby represent and warrant that, as at the Termination Date, it has no claims outstanding against the other for breach of contract or otherwise in relation to the subject matter of the GVR Agreement or the NSR Agreement.

(b)	With effect on and from the Termination Date, subject to the payment of the Initial Payment by ASM Parent to TRR UK in accordance with Section 2.03 below:

(i)

each of the GVR Agreement and the NSR Agreement shall be terminated in full (including any claims for prior breaches thereunder and any provisions thereof intended to, or expressly stated to, survive the expiration or termination thereof) and shall be of no further force and effect;

(ii)

the respective obligations and liabilities of each of TRR UK, La Preciosa and the Buyer Parties set forth in the GVR Agreement and the NSR Agreement shall be released, discharged and cancelled and cease and terminate absolutely and irrevocably; and

(iii)

the respective rights of each of TRR UK, La Preciosa and the Buyer Parties against each other in respect of the GVR Agreement and the NSR Agreement shall be released, discharged and cancelled and cease and terminate absolutely and irrevocably.

(c)

Subject to and without limiting Section 2.01(b) above, and with effect on and from the Termination Date, each of the Trident Parties, on the one hand, and La Preciosa and the Buyer Parties, on the other hand, on behalf of itself and its respective present and former parents, subsidiaries, Affiliates, related controlled corporations or entities, officers, directors, permitted successors and permitted assigns, as applicable (collectively, “Releasors”) hereby absolutely and irrevocably releases, waives, and forever discharges the other and its respective present and former parents, subsidiaries, Affiliates, related controlled corporations or entities, officers, directors, permitted successors and permitted assigns, as applicable (collectively, “Releasees”) of and from any and all actions, manner of actions, causes of action, proceedings, suits, losses, liabilities, rights, debts, dues, duties, sums of money, accounts, obligations, costs, expenses, liens, bonds, bills, covenants, contracts, controversies, complaints, indemnities, entitlements, agreements, promises, variances, trespasses, damages, judgments, executions, claims and demands, of every kind and nature whatsoever or howsoever arising, whether now known or unknown, foreseen or unforeseen, matured or unmatured, suspected or unsuspected, in law or in equity, in contract or in tort (collectively, “Claims”), which any of such Releasors ever had, now have or hereafter can, shall or may have against any of such Releasees for, upon or by reason of any matter, cause or thing whatsoever from the beginning of time through to the Termination Date, in each case arising out of or relating to the GVR Agreement or the NSR Agreement, except for any Claims relating to rights and obligations preserved by, created by or otherwise arising out of this Agreement.

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Section 2.02 Release of the Rights and Obligations under the Contingent Payment Rights

(a)

ASM Parent hereby represents and warrants that, as at the Termination Date, the Contingent Payment Amount has not become due under Section 2.4 of the LP SPA, and therefore each of the ASM Parent and TRR UK hereby represents and warrants that it has no claims outstanding against the other for breach of contract or otherwise in relation to the Contingent Payment Rights.

(b)	With effect on and from the Termination Date, subject to payment of the Initial Payment by ASM Parent to TRR UK in accordance with Section 2.03 below:

(i)

the respective obligations and liabilities of each of TRR UK, La Preciosa and the Buyer Parties in respect of the Contingent Payment Rights (including without limitation ASM Parent’s obligation to pay the Contingent Payment Amount to TRR UK) shall be released, discharged and cancelled and cease and terminate absolutely and irrevocably; and

(ii)

the respective rights of each of TRR UK, La Preciosa and the Buyer Parties against each other in respect of the Contingent Payment Rights shall be released, discharged and cancelled and cease and terminate absolutely and irrevocably.

(c)	Except as varied under Section 2.02(b) above, the LP SPA shall continue in full force and effect as between its respective parties.

(d)

Subject to and without limiting Sections 2.02(b) and (c) above, and with effect on and from the Termination Date, each of the Releasors hereby absolutely and irrevocably releases, waives, and forever discharges each of the Releasees of and from any and all Claims which any of such Releasors ever had, now have or hereafter can, shall or may have against any of such Releasees for, upon or by reason of any matter, cause or thing whatsoever from the beginning of time through to the Termination Date, in each case arising out of or relating to the Contingent Payment Rights, except for any Claims relating to rights and obligations preserved by, created by or otherwise arising out of this Agreement, including, without limitation, the right of TRR UK to receive the Deferred Payment.

Section 2.03 Termination Payment.

(a)

In consideration for termination of the GVR Agreement and the NSR Agreement and the release of the obligation to pay the Contingent Payment Amount pursuant to the Contingent Payment Rights on the terms specified in Sections 2.01 and 2.02 above, respectively, ASM Parent shall pay to TRR UK cash in the aggregate amount of USD 22,000,000 (the “Termination Payment”) in accordance with Section 2.03(b) below.

(b)	The Termination Payment shall be payable by ASM Parent as follows:

(i)	USD 13,250,000 payable as soon as reasonably practicable after the signing of this Agreement and in any event no later than 12 noon BST on 29 August 2025 (the “Initial Payment”); and

(ii)	USD 8,750,000 payable on the Deferred Payment Date (the “Deferred Payment”),

with each such amount payable by wire transfer in same day funds to the Trident Bank Account (in the case of the Initial Payment) or the Relevant Trident Bank Account (in the case of the Deferred Payment) and in accordance with the provisions of Article III below.

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(c)	If the Termination Date has not occurred on or before 5:00 p.m. (London time) on 29 August 2025:

(i)

this Agreement shall immediately terminate and be of no force or effect, other than in respect of this Section 2.03(c), Section 3.03 and Article VI which shall survive such termination and remain in full force and effect;

(ii)	each of the GVR Agreement and the NSR Agreement shall continue in full force and effect in accordance with their terms;

(iii)	the Contingent Payment Rights will continue in full force and effect in accordance with their terms; and

(iv)

without prejudice to the foregoing, no party shall have any claim against the other under or in connection with this Agreement, except in respect of a prior breach of this Agreement or under this Section 2.03(c), Section 3.03 and Article VI.

Section 2.04 Simultaneous Effect. For the avoidance of doubt, the Parties agree that the termination of the GVR Agreement and the NSR Agreement and the release of the obligation to pay the Contingent Payment Amount pursuant to the Contingent Payment Rights on the terms specified in Sections 2.01 and 2.02 above shall take effect simultaneously with the payment of the Initial Payment on the Termination Date under Section 2.03 above.

Section 2.05 Coeur Contingent Payment Obligation. Following the Termination Date, the Trident Parties shall pay (or cause to be paid) to Coeur Mining (or as Coeur Mining directs) USD$1,000,000 (the “Coeur Contingent Payment”) pursuant to and in accordance with Section 2.5 of the Closing Agreement (the “Coeur Contingent Payment Obligation”).

Article III. PAYMENTS GENERALLY

Section 3.01 No set-off or counterclaim. All payments under this Agreement shall be made in United States dollars and in full without any set-off or counterclaim and free from any deduction or withholding except as may be required by applicable Law, in which event the deduction or withholding will not exceed the minimum amount which is required by law to be deducted or withheld, as applicable, and the amount so paid or due (the “Net Amount”) shall, other than in respect of [***], be increased to an amount which, after subtraction of the amount of any tax on such increased amount which arises, or would but for the availability of any relief arise, shall equal the Net Amount. If a Trident Party (or an Affiliate of a Trident Party) receives a refund of or credit for any Taxes with respect to which La Preciosa or a Buyer Party (or an Affiliate of La Preciosa or the Buyer Parties) has paid additional amounts pursuant to this Section 3.01, the relevant Trident Party shall pay to the relevant Buyer Party or La Preciosa an amount equal to such refund or credit (but only to the extent of the additional Net Amount paid by the relevant Buyer Party or La Preciosa with respect to the Taxes giving rise to such refund or credit), net of all reasonable out-of-pocket expenses of the relevant Trident Party and without interest (other than any net after-Tax interest paid by the relevant Governmental Authority with respect to such refund or credit); provided that, if a Trident Party is required to repay any amount of such refund or credit to such Governmental Authority, upon the request of a Trident Party, the relevant Buyer Party or La Preciosa shall repay to the relevant Trident Party the applicable amount, plus any penalties, interest or other charges imposed by the relevant Governmental Authority with respect thereto. If La Preciosa or any of the Buyer Parties (or an Affiliate of La Preciosa or the Buyer Parties) receives a refund of or credit for any Taxes with respect to which one of the Trident Parties (or an Affiliate of the Trident Parties) has paid additional amounts pursuant to this Section 3.01, La Preciosa or the relevant Buyer Party, as applicable, shall pay to the relevant Trident Party an amount equal to such refund or credit (but only to the extent of the additional Net Amount paid by the relevant Trident Party with respect to the Taxes giving rise to such refund or credit), net of all reasonable out-of-pocket expenses of the relevant Buyer Party or La Preciosa and without interest (other than any net after-Tax interest paid by the relevant Governmental Authority with respect to such refund or credit); provided that, if a La Preciosa or a Buyer Party is required to repay any amount of such refund or credit to such Governmental Authority, upon the request of the relevant Buyer Party or La Preciosa, the relevant Trident Party shall repay to the relevant Buyer Party or La Preciosa the applicable amount, plus any penalties, interest or other charges imposed by the relevant Governmental Authority with respect thereto. The Parties agree to reasonably cooperate to ensure that no more Taxes are payable other than as required under applicable Law and to obtain a refund or credit of any Taxes which have been overpaid.

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Section 3.02 Late Payment. If any amount due for payment under this Agreement is not paid on the due date, the payor shall pay interest on that amount from the due date until the date of actual payment calculated on a daily basis and compounded for day to day at a rate equal to 10% per annum.

Section 3.03 Costs and Expenses. All fees, costs and expenses incurred in connection with or related to this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such fees, costs or expenses, whether or not such transactions are consummated.

Section 3.04 Remittance of Taxes. On or before the applicable statutory due date, the Trident Parties shall remit (or cause to be remitted) to the appropriate Governmental Authority the proper amount of Taxes that are required by applicable Law to be remitted by the Trident Parties and/or their Affiliates in connection with TRR UK’s receipt of the Initial Payment and the Deferred Payment, as applicable.

Article IV. REPRESENTATIONS AND WARRANTIES

Section 4.01 Mutual Representations and Warranties. Each of the Parties hereby represents and warrants that, as at the Termination Date:

(a)	it has the full right, corporate power and authority to enter into this Agreement and to perform its obligations hereunder;

(b)

the execution of this Agreement by the individual whose signature is set forth at the end of this Agreement on behalf of such Party, and the delivery of this Agreement by such Party, have been duly authorized by all necessary corporate action on the part of such Party; and

(c)

this Agreement has been executed and delivered by such Party and (assuming due authorization, execution, and delivery by each other Party hereto) constitutes a legal, valid, and binding obligation of such Party, enforceable against such Party in accordance with its terms, except as may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws and equitable principles related to or affecting creditors’ rights generally or the effect of general principles of equity.

Section 4.02 Representations and Warranties of Trident Parties. Each of the Trident Parties hereby represents and warrants, jointly and severally, that, as at the Termination Date:

(a)

neither it nor its Affiliates has assigned or transferred to any Person any of the GVR Agreement, the NSR Agreement or the Contingent Payment Rights (including the right to receive the Contingent Payment Amount), or any part thereof, and no Person has subrogated to or has any interest or rights in any of the GVR Agreement, the NSR Agreement or the Contingent Payment Rights (including the right to receive the Contingent Payment Amount), or any part thereof;

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(b)	no Person other than the Parties (including, but not limited to, the Coeur Parties or any Affiliate thereof):

(i)

has any right, title, interest or claim in or to the GVR Agreement, the NSR Agreement or the Contingent Payment Rights (including the right to receive the Contingent Payment Amount), or any part thereof;

(ii)	is required to consent to the termination of the GVR Agreement or the NSR Agreement or the release, discharge and cancellation of the rights, obligations and liabilities therein contained; or

(iii)	is required to consent to the release, discharge and cancellation of the Contingent Payment Rights (including the right to receive the Contingent Payment Amount), or any part thereof;

(c)

the Contingent Payment Rights represent the entirety of the rights existing pursuant to Section 2.4 of the LP SPA, such that, following the Termination Date, ASM Parent shall have no obligations or liabilities to any Person arising from or pursuant to Section 2.4 of the LP SPA;

(d)

Coeur Mining’s right to receive from the Trident Parties the Coeur Contingent Payment represents the sole remaining right of Coeur Mining (or any Affiliate thereof) against the Trident Parties to be paid consideration pursuant to the Closing Agreement; and

(e)

the Closing Agreement (including all of the schedules and exhibits thereto) is the sole agreement among the Trident Parties or any Affiliate thereof, on the one hand, and Coeur Mining or any Affiliate thereof, on the other hand, with respect to (i) the payment of consideration by a Trident Party or an Affiliate thereof, on the one hand, to Coeur Mining or an Affiliate thereof, on the other hand (ii) the assignment of rights under the GVR Agreement and the NSR Agreement and the LP SPA by Coeur Mining or an Affiliate thereof, on the one hand, to a Trident Party or an Affiliate thereof, on the other hand, or (iii) the assumption of liabilities under the GVR Agreement and the NSR Agreement and the LP SPA by a Trident Party or an Affiliate thereof, on the one hand, from Coeur Mining or an Affiliate thereof, on the other hand, and there are no other agreements among the Trident Parties or an Affiliate thereof, on the one hand, and Coeur Mining or an Affiliate thereof, on the other hand, with respect to the GVR Agreement and the NSR Agreement and LP SPA that conflict with, supersede or otherwise modify the terms of the Closing Agreement with respect to the matters contained in the foregoing clauses (i)-(iii), respectively.

Section 4.03 Survival. The representations and warranties contained in this Agreement shall survive and shall remain in full force and effect for 18 months following the Termination Date. All covenants and agreements of the Parties contained in this Agreement shall survive indefinitely or for the period explicitly specified therein. Notwithstanding the foregoing, any claims asserted in good faith with reasonable specificity (to the extent known at such time) and in writing by notice from the non-breaching Party to the breaching Party before the expiration date of the applicable survival period shall not thereafter be barred by the expiration of the relevant representation or warranty and such claims shall survive until finally resolved or the expiry of the limitation period under applicable Law, whichever is sooner.

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Article V. INDEMNIFICATION

Section 5.01 Mutual Indemnification.

(a)

From the Termination Date, each of the Trident Parties, on the one hand, and La Preciosa and the Buyer Parties, on the other hand, (each an “Indemnifying Party”) shall defend, indemnify and hold harmless the other, and their respective officers, directors, employees, Affiliates, permitted successors and permitted assigns (collectively, the “Indemnified Parties”), against any and all losses, damages, liabilities, deficiencies, claims, actions, judgments, settlements, interest, awards, penalties, fines, costs, or expenses of whatever kind, including reasonable legal fees and the costs of enforcing any right to indemnification under this Agreement and the cost of pursuing any insurance providers, but excluding any consequential or indirect losses or punitive or special damages (collectively, “Losses”) incurred by an Indemnified Party, arising out of or resulting from (i) any inaccuracy in or breach of any of its representations or warranties contained in this Agreement, and (ii) any breach or non-fulfilment of any covenant, agreement or obligation to be performed by it under this Agreement.

(b)

Notwithstanding anything to the contrary in this Agreement, each Indemnified Party will use all reasonable endeavours to mitigate, and procure that each Indemnified Person mitigates, any Losses it may suffer or incur as a result of an event that may give rise to a claim under this Section 5.01.

(c)

Notwithstanding anything to the contrary in this Agreement, no Indemnifying Party shall be obligated to indemnify, defend or hold harmless an Indemnified Party against any Losses incurred by an Indemnified Party arising out of or resulting from an Indemnified Party’s: (i) fraud, gross negligence or wilful misconduct, or (ii) failure to materially comply with any of its obligations set forth in this Agreement.

(d)

The aggregate liability of the Trident Parties in respect of this Agreement and all Claims relating thereto shall be limited to an amount equal to the Initial Payment or if the Deferred Payment has been made, an amount equal to the Termination Payment.

(e)

Neither the Trident Parties (on the one hand) or La Preciosa and the Buyer Parties (on the other hand) shall be entitled to indemnification under this Agreement more than once in respect of the same Loss.

Section 5.02 Tax Indemnification.

(a)

From the Termination Date, each of the Trident Parties shall defend, indemnify and hold harmless La Preciosa, the Buyer Parties and each of their permitted successors and permitted assigns (collectively, the “Tax Indemnified Parties” and each a “Tax Indemnified Party”) against [***].

(b)	The aggregate liability of the Trident Parties in respect of all Tax Claims shall not exceed [***].

(c)

Each of the Trident Parties’ liability under this Agreement in respect of any Tax Claim or Tax Liability shall not arise to the extent that it is a Tax Claim or Tax Liability which would not have arisen but for a voluntary act, transaction or omission (including without limitation a delay in making a payment to a Governmental Authority in respect of which the Tax Indemnified Parties have already received payment from a Trident Party), which could reasonably have been avoided, and which is carried out by the Tax Indemnified Parties on or after the date of this Agreement otherwise than in the ordinary course of business and which the Tax Indemnified Parties were aware, or ought reasonably to have been aware, could give rise to a claim under Article 5.02(a).

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(d)

No Tax Claim shall be brought by any of the Tax Indemnified Parties in connection with this Agreement, and the Trident Parties shall have no liability in respect of any Tax Claim, unless notice in writing of such claim specifying (in reasonable detail and including an estimate of the quantum of the Trident Parties’ liability) the matter which gives rise to the Tax Claim has been given to TRR UK not later than five years from the date of this Agreement.

(e)

Where any amount is required to be paid to a Tax Indemnified Party by a Trident Party under Section 5.02(a), the relevant Trident Party shall pay such amount in cleared funds on or before the date that is five Business Days before the date on which  [***] is due for payment to the relevant Tax Authority or, if later, ten Business Days following the date on which TRR UK is deemed to receive notice from a Tax Indemnified Party of its liability to make such payment.

(f)

If any of the Tax Indemnified Parties becomes aware of any Tax Assessment which is likely to give rise to a Tax Claim, it shall, as soon as reasonably practicable and in any event within 14 days of becoming so aware, give notice or procure that notice is given to TRR UK setting out reasonable particulars of the Tax Assessment; provided that, a failure of a Tax Indemnified Party to provide such notice within 14 days shall not relieve the relevant Trident Party from its liability pursuant to this Section 5.02 except to the extent that (i) it is specifically prejudiced by such failure, or (ii) its liability is increased as a result of such failure.

(g)

The Tax Indemnified Parties shall take such action and give such information and assistance as the Trident Parties or either of them may reasonably by written notice request to dispute, avoid, resist, appeal, settle or compromise a Tax Assessment or pay an amount in respect of the Tax Liability provided that:

(i)

the Tax Indemnified Parties shall not be obligated to appeal against any assessment, notice, demand or decision of a Tax Authority if, having given TRR UK notice in accordance with Section 5.02(e), ASM Parent has not, within 28 days of receipt by TRR UK of such notice (or, if later, seven days prior to the expiry of any time for appeal), received instructions in writing from a Trident Party to do so; and

(ii)

notwithstanding the limitation on liability contained in Section 5.02(b), the Trident Parties shall further indemnify the relevant Tax Indemnified Parties for any reasonable third-party costs and expenses that a Tax Indemnified Party may incur as a result of taking any such action as TRR UK requests.

(h)

Where any Tax Indemnified Party is entitled to recover from some other person (including without limitation from any Governmental Authority by way of a tax credit under a double taxation agreement) any sum in respect of any Tax Claim or the amount of the Tax Liability for which a Trident Party is liable under this Agreement, the Tax Indemnified Parties shall:

(i)	procure that TRR UK is promptly notified of such entitlement;

(ii)	use all reasonable endeavours, at the Trident Parties direction, to obtain and utilise any tax credit or enforce such recovery;

(iii)

account to the Trident Parties for an amount equal to any amount so recovered by the Tax Indemnified Parties (including any interest or repayment supplement included in such recovery, less any Tax chargeable on the Tax Indemnified Parties in respect of that interest) not exceeding the amount paid by the Trident Parties in respect of that Tax Claim; and

(iv)

notwithstanding the limitation on liability contained in Section 5.02(b), the Trident Parties shall further indemnify the Tax Indemnified Parties for any reasonable third-party costs and expenses that a Tax Indemnified Party may incur in connection with such recovery.

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Strictly Confidential –

EXECUTION VERSION

(i)

Notwithstanding anything to the contrary in this Agreement, each Tax Indemnified Party will use all reasonable endeavours to mitigate any Losses it may suffer or incur as a result of an event that may give rise to a claim under this Section 5.02.

Article VI. GENERAL PROVISIONS

Section 6.01 Confidentiality. Each party shall:(a) treat as strictly confidential the provisions of this Agreement and the process of their negotiation and all information about each other Party obtained or received by it as a result of negotiating, entering into or performing its obligations under this Agreement (“Confidential Information”); and (b) not, except with the prior written consent of each other Party (which shall not be unreasonably withheld or delayed or conditioned), make use of (save for the purposes of performing its obligations or exercising its rights under this Agreement) or disclose to any Person any Confidential Information. These obligations shall survive the Termination Date and completion of the transactions contemplated hereby and shall be unlimited in point of time. The preceding provision of this Section 6.01 shall not apply if and to the extent that the Party using or disclosing Confidential Information can show that the disclosure or use: (w) is required by law or is required or requested by any securities exchange or regulatory or governmental body to which a party is subject and whether or not the requirement or request has the force of law; (x) is to its shareholders and/or affiliates, its directors, officers and/or representatives and those of any of the foregoing, its auditors, financial lenders, or professional advisers acting in connection with this Agreement or any matter arising out of this Agreement, provided that such third parties are subject to professional duties of confidentiality or at least the same restrictions on confidentiality as set out herein; (y) is of Confidential Information which is or was lawfully in its possession (as evidenced by written or electronic records) before it was obtained or received as described in this Section 6.01; or (z) is of Confidential Information which is or has come into the public domain other than through its fault or the fault of any Person to whom the Confidential Information has been disclosed in accordance with this Section 6.01. Where any Confidential Information is privileged, the waiver of such privilege is limited to the purposes of this Agreement and does not, and is not intended to, result in any wider waiver of such privilege. Any Party in possession of any Confidential Information relating to any other Party (each, a “Privilege Holder”) shall take all reasonable steps to protect the privilege of the Privilege Holder in respect of the same and shall inform the Privilege Holder if any step is taken by any other Person to obtain any of its privileged Confidential Information.

Section 6.02 Announcements. No announcement shall be made in relation to this Agreement unless: (a) it is in agreed form between the Parties prior to the Termination Date or otherwise agreed from time to time between the Parties (in each case, acting reasonably); or (b) it is required to be made by law or by any securities exchange or regulatory or governmental body to which a Party is subject, in which case that Party shall to the extent reasonably practicable consult with the other Parties as to the form, content and timing of the announcement.

Section 6.03 Notices.

(a)

All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery, if delivered personally, (b) if by e-mail, upon the earlier of (i) the time a return receipt is generated automatically by the recipient’s email server, (ii) the time the recipient acknowledges receipt by email or otherwise, and (iii) 24 hours after transmission, (c) on the first Business Day following the date of dispatch, if delivered utilizing a next-day service by a recognized next-day courier, and (d) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing, if delivered by registered or certified mail, return receipt requested, postage prepaid.

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Strictly Confidential –

EXECUTION VERSION

(b)	All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the Party to receive such notice:

(i)	If to TRR UK and/or Trident:

c/o Deterra Royalties Limited
Level 16, 140 St Georges Terrace
Perth, Western Australia, 6000
Attention: Company Secretary
Email: [***]

(ii)	If to La Preciosa and/or any Buyer Party;

c/o Avino Silver & Gold Mines Ltd.
Suite 900 – 570 Granville Street
Vancouver, B.C. V6C 3P1
Attention: David Wolfin
E-mail: [***]

with a copy (which shall not constitute notice) to:

Cozen O’Connor LLP
2501 – 550 Burrard Street
Vancouver, B.C. V6C 2B5
Attention: Brian Fast
E-mail: BFast@cozen.com

Section 6.04 Assignment; Successors. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any Party without the prior written consent of the others, and any such assignment without such prior written consent shall be null and void; provided that, (i) TRR UK or Trident may each freely assign any of its rights under this Agreement, to one or more of their respective Affiliates or to any third party of its choice, in each case without the consent of the other parties; and (ii) no assignment shall limit the assignor’s obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the Parties and their respective successors and permitted assigns any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 6.05 Third-Party Beneficiaries. Except as expressly set forth in this Section 6.05, this Agreement benefits solely the Parties and their respective permitted successors and permitted assigns, and nothing in this Agreement, express or implied, confers on any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. The Parties hereby designate (a) all Releasees as third-party beneficiaries of Sections 2.01(c) and 2.02(d), having the right to enforce such Sections, (b) all Indemnified Parties as third-party beneficiaries of Section 5.01, having the right to enforce such Section, and (c) all Tax Indemnified Parties as third-party beneficiaries of Section 5.02, having the right to enforce such Section

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Strictly Confidential –

EXECUTION VERSION

Section 6.06 Further Assurance. Each Party agrees that it shall execute and deliver or cause to be executed and delivered such instruments, documents, agreements, consents and assurances and take such other actions as the other Parties (or their affiliates) reasonably require to effectively carry out the intent of this Agreement.

Section 6.07 Waiver; Extension. Each of TRR UK, on the one hand and on behalf of itself and Trident, and ASM Parent, on the other hand and on behalf of itself, La Preciosa and the other Buyer Parties, may (a) extend the time for performance of any of the obligations or other acts of the other Party contained herein, (b) waive any inaccuracies in the representations and warranties of the other Party contained herein or in any document, certificate or writing delivered by such Party pursuant hereto, or (c) waive compliance by the other Party with any of the agreements or conditions contained herein. Any agreement on the part of any Party to any such extension or waiver shall be valid only if set forth in a written agreement signed on behalf of such Party. No failure or delay of any Party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. Any agreement on the part of any Party to any such extension or waiver shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such Party.

Section 6.08 Entire Agreement. This Agreement constitutes the entire agreement, and supersedes all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings among the Parties with respect to the subject matter hereof and thereof. This Agreement shall not be deemed to contain or imply any restriction, covenant, representation, warranty, agreement or undertaking of any Party with respect to the transactions contemplated hereby other than those expressly set forth herein or in any document required to be delivered hereunder, and none shall be deemed to exist or be inferred with respect to the subject matter hereof. Notwithstanding any oral agreement or course of conduct of the Parties or their Representatives to the contrary, no Party to this Agreement shall be under any legal obligation to enter into or complete the transactions contemplated hereby unless and until this Agreement shall have been executed and delivered by each of the Parties.

[Signature Pages Follow]

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IN WITNESS WHEREOF this Agreement has been duly executed by each of the Parties as of the date and year first above written.

Trident Parties

TRR SERVICES UK LIMITED

By:
Name:
Title:

TRIDENT ROYALTIES LIMITED

By:
Name:
Title:

[Signature Page – Termination, Release and Payment Agreement]

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La Preciosa

PROYECTOS MINEROS LA PRECIOSA S.A. DE C.V.

By:
Name:
Title:

Buyer Parties

TRIDENT ROYALTIES LIMITED

By:
Name:
Title:

LA PRECIOSA SILVER & GOLD MINES LTD.

By:
Name:
Title:

LA LUNA SILVER & GOLD MINES LTD.

By:
Name:
Title:

AVINO SILVER & GOLD MINES LTD.

By:
Name:
Title:

[Signature Page – Termination, Release and Payment Agreement]

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